EXHIBIT 99.1
PRESS RELEASE OF PAYCHEX, INC. DATED SEPTEMBER 24, 2014

PAYCHEX, INC. REPORTS FIRST QUARTER RESULTS

September 24, 2014
FIRST QUARTER FISCAL 2015 HIGHLIGHTS

•	Total service revenue increased 9% to $656.6 million.

◦	Payroll service revenue increased 4% to $412.8 million.

◦	Human Resource Services revenue increased 17% to $243.8 million.

•	Total revenue increased 9% to $666.8 million

•	Operating income increased 5% to $267.5 million.

•	Diluted earnings per share increased 7% to $0.47 per share and net income increased 5% to $171.3 million.

ROCHESTER, NY, September 24, 2014 — Paychex, Inc. (“Paychex,” “we,” “our,” or “us”) (NASDAQ:PAYX) today announced total service revenue of $656.6 million for the three months ended August 31, 2014 (the “first quarter”), an increase of 9% from $603.1 million for the same period last year. Diluted earnings per share increased 7% to $0.47 per share and net income increased 5% to $171.3 million.
Martin Mucci, President and Chief Executive Officer, commented, “We are pleased with our first quarter results that have provided a strong start for fiscal 2015. Payroll service revenue continues to advance, growing 4.5%, and we continue to see strong demand for our comprehensive suite of human resource outsourcing services. Solid sales execution continued with good progress during the first quarter in both new sales units and revenue. Our acquisition of a leading cloud-based time and attendance solutions provider added yet another powerful offering to our software-as-a-service portfolio, and initial results are promising. Our existing products and mobility solutions continue to garner favorable customer and media recognition.”
Payroll service revenue increased to $412.8 million for the first quarter, driven by growth in revenue per check, client base, and checks per payroll. Revenue per check growth was the result of price increases, net of discounts, together with the impact of increased product penetration.
Human Resource Services (“HRS”) revenue was $243.8 million for the first quarter, an increase of 17% compared to the same period last year. The growth in HRS revenue was largely driven by the strong growth in clients and worksite employees served within our Paychex HR Services, which includes our administrative services organization and our professional employer organization (“PEO”). Within Paychex HR Services, our PEO has continued to show strong growth in the number of worksite employees served. In addition, revenue for the first quarter increased as a result of a new product offering within the PEO, a minimum premium plan health care option for PEO clients and worksite employees, which we initiated in the second half of the fiscal year ended May 31, 2014 (“fiscal 2014”). Our online HR administration services contributed to growth through sales success for our software-as-a-service solutions. Retirement services revenue reflected growth in the number of plans served and benefited from an increase in the average asset value of participants’ funds.
Total expenses were $399.3 million for the first quarter, an increase of 12% compared to the same period last year. Compensation-related expenses increased 7% due to higher performance-based compensation costs, employee-benefit-related costs, and sales headcount. In addition, expense growth was impacted by costs relating to the new product offering in our PEO, the minimum premium plan health care option, initiated in the second half of fiscal 2014. We continue to invest in our product development and supporting technology, which contributed to higher expense growth.

For the first quarter, our operating income was $267.5 million, an increase of 5% from the same period last year. Operating income, net of certain items, (see Note 1 on page 3 for further description of this non-GAAP financial measure) also increased 5% to $257.3 million for the first quarter compared to $245.1 million for the same period last year. Operating income and operating income, net of certain items, are summarized as follows:

	For the three months ended August 31,
$ in millions	2014	2013	Change
Operating income	$267.5	$255.1	5%
Excluding: Interest on funds held for clients	(10.2)	(10.0)	2%
Operating income, net of certain items	$257.3	$245.1	5%
Interest on funds held for clients was $10.2 million for the first quarter, an increase of 2% compared to the same period last year. This was driven primarily by the impact of an increase of 3% in average investment balances. The increase in average investment balances was the result of wage inflation along with growth in client base and checks per payroll.
Average investment balances and interest rates are summarized below:

	For the three months ended August 31,
$ in millions	2014	2013	Change
Average investment balances:
Funds held for clients	$3,642.4	$3,523.2	3%
Corporate investments	$873.8	$864.0	1%

Average interest rates earned (exclusive of net realized gains):
Funds held for clients	1.1%	1.1%
Corporate investments	0.8%	0.7%

Total net realized gains	$0.1	$0.2
Our financial position as of August 31, 2014, remained strong with cash and total corporate investments of $955.8 million and no debt. Our primary source of cash is generated from our ongoing operations. Historically, we have funded our operations, capital purchases, business acquisitions, share repurchases, and dividend payments from our operating activities. Our positive cash flows have allowed us to support our business and to pay substantial dividends to our stockholders. It is anticipated that cash and total corporate investments as of August 31, 2014, along with projected operating cash flows, will support our normal business operations, capital purchases, share repurchases, and dividend payments for the foreseeable future.
Cash flows from operations were $263.1 million for the first quarter, a slight decrease of 1% compared to the prior year period. This decrease was related to fluctuations in working capital. Working capital fluctuations contributed $28.8 million of cash inflows in the first quarter, compared to $44.4 million of cash inflows in the same period last year. This was largely related to timing of collections from clients and payments for compensation, PEO payroll, and income taxes. This decrease in cash inflows was offset by higher net income along with an increase in non-cash adjustments to net income, which was attributable to higher depreciation and amortization of premiums on available-for-sale securities.
In May 2014, our Board of Directors (the “Board”) approved a stock repurchase program to purchase up to $350 million of Paychex common stock, with authorization for this program expiring in May 2017. During the first quarter, we repurchased 0.9 million shares of common stock for a total of $37.5 million. In addition, in July 2014, the Board approved a 9% increase in the quarterly dividend to shareholders to $0.38 per share from $0.35 per share.

OUTLOOK
Our outlook for fiscal 2015 is based upon current market, economic, and interest rate conditions continuing with no significant changes. Our expected full year fiscal 2015 payroll revenue growth rate is based upon anticipated client base growth and increases in revenue per check, and is consistent with the growth rate experienced in the first quarter of fiscal 2015.

Our guidance is unchanged from that provided in June 2014 and is as follows:

	Low		High
Payroll service revenue	3%	—	5%
HRS revenue	16%	—	19%
Total service revenue	8%	—	10%
Net income	6%	—	8%
Our guidance for fiscal 2015 for: interest on funds held for clients; operating income, net of certain items, as a percent of total service revenue; and the effective income tax rate is unchanged from the guidance we previously provided.
Note 1: In addition to reporting operating income, a United States (“U.S.”) generally accepted accounting principle (“GAAP”) measure, we present operating income, net of certain items, which is a non-GAAP measure. We believe operating income, net of certain items, is an appropriate additional measure, as it is an indicator of our core business operations performance period over period. It is also the basis of the measure used internally for establishing the following year’s targets and measuring management’s performance in connection with certain performance-based compensation payments and awards. Operating income, net of certain items, excludes interest on funds held for clients. Interest on funds held for clients is an adjustment to operating income due to the volatility of interest rates, which are not within the control of management. Operating income, net of certain items, is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission (“SEC”). As such, it should not be considered as a substitute for the GAAP measure of operating income and, therefore, should not be used in isolation, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.
QUARTERLY REPORT ON FORM 10-Q
Our Quarterly Report on Form 10-Q (“Form 10-Q”) is anticipated to be filed by the close of business on Wednesday, September 24, 2014, and will be available at www.paychex.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in that Form 10-Q.
CONFERENCE CALL
Interested parties may access the webcast of our Earnings Release Conference Call, scheduled for September 24, 2014 at 9:30 a.m. Eastern Time, at http://investor.paychex.com/webcasts. The webcast will also be archived for approximately one month. Our news releases, current financial information, SEC filings, and investor presentation are also accessible at www.paychex.com.
For more information, contact:

Investor Relations:	Efrain Rivera, CFO, or Terri Allen	585-383-3406
Media Inquiries:	Laura Saxby Lynch	585-383-3074

ABOUT PAYCHEX
Paychex, Inc. is a leading provider of payroll, human resource, insurance, and benefits outsourcing solutions for small- to medium-sized businesses. The company offers comprehensive payroll services, including payroll processing, payroll tax administration, and employee pay services, including direct deposit, check signing, and Readychex®. Human Resource Services include 401(k) plan recordkeeping, section 125 plans, a professional employer organization, time and attendance solutions, and other administrative services for business. A variety of business insurance products, including group health and workers’ compensation, are made available through Paychex Insurance Agency, Inc. Paychex, Inc. was founded in 1971. With headquarters in Rochester, New York, the company has more than 100 offices and serves approximately 580,000 payroll clients as of May 31, 2014. For more information about Paychex, Inc. and our products, visit www.paychex.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS PURSUANT TO THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain written and oral statements made by us may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial conditions may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•
general market and economic conditions including, among others, changes in U.S. employment and wage levels, changes to new hiring trends, legislative changes to stimulate the economy, changes in short- and long-term interest rates, changes in the fair value and the credit rating of securities held by us, and accessibility of financing;

•	changes in demand for our services and products, ability to develop and market new services and products effectively, pricing changes and the impact of competition;

•	changes in the availability of skilled workers, in particular those supporting our technology and product development;

•
changes in the laws regulating collection and payment of payroll taxes, professional employer organizations, and employee benefits, including retirement plans, workers’ compensation, health insurance (including health care reform legislation), state unemployment, and section 125 plans;

•	changes in health insurance and workers’ compensation rates and underlying claims trends;

•	changes in technology that adversely affect our products and services and impact our ability to provide timely enhancements to services and products;

•	the possibility of a security breach that disrupts operations or exposes client confidential data;

•	the possibility of failure of our operating facilities, computer systems, and communication systems during a catastrophic event;

•	the possibility of third-party service providers failing to perform their functions;

•	the possibility of a failure of internal controls or our inability to implement business processing improvements;

•
the possibility that we may be subject to liability for violations of employment or discrimination laws by our clients and acts or omissions of client employees who may be deemed to be our agents, even if we do not participate in any such acts or violations; and

•	potentially unfavorable outcomes related to pending legal matters.
Any of these factors, as well as such other factors as discussed in our periodic filings with the SEC, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time, and any forward-looking statement made by us in this document speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

PAYCHEX, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)

	For the three months ended August 31,
	2014	2013	Change
Revenue:
Payroll service revenue	$412.8	$395.2	4%
Human Resource Services revenue	243.8	207.9	17%
Total service revenue	656.6	603.1	9%
Interest on funds held for clients (1)	10.2	10.0	2%
Total revenue	666.8	613.1	9%
Expenses:
Operating expenses	194.3	169.9	14%
Selling, general and administrative expenses	205.0	188.1	9%
Total expenses	399.3	358.0	12%
Operating income	267.5	255.1	5%
Investment income, net (1)	1.4	1.2	13%
Income before income taxes	268.9	256.3	5%
Income taxes	97.6	93.5	4%
Net income	$171.3	$162.8	5%

Basic earnings per share	$0.47	$0.45	4%
Diluted earnings per share	$0.47	$0.44	7%
Weighted-average common shares outstanding	363.1	365.3
Weighted-average common shares outstanding, assuming dilution	364.7	366.7
Cash dividends per common share	$0.38	$0.35

(1)
Further information on interest on funds held for clients and investment income, net, and the short- and long-term effects of changing interest rates can be found in our filings with the SEC, including our Form 10-Q and our Annual Report on Form 10-K, as applicable, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and subheadings “Results of Operations” and “Market Risk Factors.” These filings are accessible at our website www.paychex.com.

PAYCHEX, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except per share amount)

	August 31, 2014	May 31, 2014
ASSETS
Cash and cash equivalents	$462.6	$152.5
Corporate investments	96.7	398.7
Interest receivable	29.6	36.3
Accounts receivable, net of allowance for doubtful accounts	168.9	149.4
Deferred income taxes	—	12.0
Prepaid income taxes	—	17.2
Prepaid expenses and other current assets	47.4	37.8
Current assets before funds held for clients	805.2	803.9
Funds held for clients	4,066.8	4,198.6
Total current assets	4,872.0	5,002.5
Long-term corporate investments	396.5	385.6
Property and equipment, net of accumulated depreciation	346.6	342.2
Intangible assets, net of accumulated amortization	42.6	40.6
Goodwill	563.4	540.3
Deferred income taxes	36.2	37.1
Other long-term assets	29.3	21.8
Total assets	$6,286.6	$6,370.1

LIABILITIES
Accounts payable	$40.1	$48.8
Accrued compensation and related items	156.1	171.7
Accrued income taxes	60.2	—
Deferred income taxes	9.5	6.6
Other current liabilities	48.0	44.7
Current liabilities before client fund obligations	313.9	271.8
Client fund obligations	4,030.1	4,167.1
Total current liabilities	4,344.0	4,438.9
Accrued income taxes	38.9	41.9
Deferred income taxes	60.0	55.7
Other long-term liabilities	58.1	56.6
Total liabilities	4,501.0	4,593.1

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; Authorized: 600.0 shares: Issued and outstanding: 362.8 shares as of August 31, 2014 and 363.0 shares as of May 31, 2014, respectively.	3.6	3.6

Additional paid-in capital	812.3	794.4
Retained earnings	943.7	957.5
Accumulated other comprehensive income	26.0	21.5
Total stockholders’ equity	1,785.6	1,777.0
Total liabilities and stockholders’ equity	$6,286.6	$6,370.1

PAYCHEX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	For the three months ended August 31,
	2014	2013
OPERATING ACTIVITIES
Net income	$171.3	$162.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization on property and equipment and intangible assets	26.5	24.4
Amortization of premiums and discounts on available-for-sale securities, net	18.4	16.7
Stock-based compensation costs	7.5	7.5
Provision for deferred income taxes	10.4	10.3
Provision for allowance for doubtful accounts	0.3	0.8
Net realized gains on sales of available-for-sale securities	(0.1)	(0.2)
Changes in operating assets and liabilities:
Interest receivable	6.7	3.7
Accounts receivable	(19.1)	(22.1)
Prepaid expenses and other current assets	7.8	44.5
Accounts payable and other current liabilities	40.4	15.4
Net change in other assets and liabilities	(7.0)	2.9
Net cash provided by operating activities	263.1	266.7
INVESTING ACTIVITIES
Purchases of available-for-sale securities	(9,461.0)	(6,372.8)
Proceeds from sales and maturities of available-for-sale securities	10,073.7	6,696.4
Net change in funds held for clients’ money market securities and other cash equivalents	(199.9)	(267.0)
Purchases of property and equipment	(24.9)	(25.1)
Acquisition of businesses, net of cash acquired	(27.5)	—
Purchases of other assets	(1.5)	(0.7)
Net cash provided by investing activities	358.9	30.8
FINANCING ACTIVITIES
Net change in client fund obligations	(137.1)	(126.6)
Dividends paid	(138.3)	(127.9)
Repurchases of common shares	(37.5)	(83.9)
Equity activity related to stock-based awards	1.0	45.2
Net cash used in financing activities	(311.9)	(293.2)
Increase in cash and cash equivalents	310.1	4.3
Cash and cash equivalents, beginning of period	152.5	107.3
Cash and cash equivalents, end of period	$462.6	$111.6